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                                                                  EXHIBIT 23.3

                         [DELOITTE & TOUCHE LETTERHEAD]

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Life Sciences Research Inc. on Form S-4 of our reports dated March 30, 2001, appearing in the Annual Report on Form 10-K of Huntingdon Life Sciences Group plc for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE



Deloitte & Touche
Cambridge, United Kingdom
12 December 2001